UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	February 18, 2011
(Date of earliest event reported)	February 16, 2011

ONEOK PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 18, 2011, we announced the following management changes effective March 1, 2011:

Robert F. Martinovich, 53, will become senior vice president, chief financial officer and treasurer of ONEOK Partners, GP, L.L.C. (ONEOK Partners GP), the sole general partner of ONEOK Partners, L.P., and ONEOK, Inc., the parent corporation of ONEOK Partners GP.  He also will be appointed to the ONEOK Partners GP board of directors.  Mr. Martinovich has been the chief operating officer of ONEOK, Inc. since July 2009.

Curtis L. Dinan, 43, will become president - natural gas of ONEOK Partners, L.P., responsible for the partnership’s commercial and operational activities in its natural gas gathering and processing and natural gas pipelines segments.  Mr. Dinan has been senior vice president, chief financial officer and treasurer of ONEOK, Inc. and ONEOK Partners GP since January 2007, and a member of the ONEOK Partners GP board of directors since October 2007.  He will be succeeded on the ONEOK Partners GP board of directors by Mr. Martinovich.

Robert S. Mareburger, 49, will become senior vice president, corporate planning and development of ONEOK Partners GP and ONEOK, Inc., responsible for business development, strategic and long-range planning and capital investment.  Since July 2009, Mr. Mareburger has been president - natural gas of ONEOK Partners, L.P.

Caron A. Lawhorn, 49, will become president of the ONEOK Distribution Companies, responsible for the company’s three natural gas utilities - Oklahoma Natural Gas Company, Kansas Gas Service and Texas Gas Service.  She has been senior vice president, corporate planning and development of ONEOK Partners GP and ONEOK, Inc. since July 2009.

All of these officers are eligible to participate in the benefit plans described under the “Compensation Discussion and Analysis” on pages 33 through 48 of ONEOK, Inc.’s Proxy Statement relating to its 2010 Annual Meeting of Shareholders, as filed with the United States Securities and Exchange Commission on March 26, 2010 (and such descriptions are incorporated herein by this reference).

A copy of the news release, including biographical information for each officer, is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits Exhibits 99.1 News release issued by ONEOK, Inc. and ONEOK Partners, L.P. dated February 18, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date:	February 18, 2011	By:	/s/ Curtis L. Dinan
Senior Vice President, Chief Financial Officer and Treasurer

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